UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

For the year ended December 31, 2015, Inland Real Estate Income Trust, Inc. (the “Company”) paid distributions of approximately $42,538,681. For income tax purposes only, 29.90% of the distributions were treated as ordinary dividends, none were treated as capital gains and 70.10% were treated as nondividend distributions (which are treated for income tax purposes as a return of capital to the extent of a stockholder’s basis in its shares and thereafter as capital gain). The following table denotes the allocation of the monthly distributions paid in 2015 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2015. All amounts are stated in dollars per share.

Record Dates	Distribution Payment Date	Total Distributions	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2014	January 2, 2015	$0.050959	$0.015238	$—	$0.035721
January 1-31, 2015	February 2, 2015	$0.050959	$0.015238	$—	$0.035721
January 30, 2015	February 19, 2015	$0.070000	$0.020932	$—	$0.049068
February 1-28, 2015	March 2, 2015	$0.046027	$0.013764	$—	$0.032263
March 1-31, 2015	April 1, 2015	$0.050959	$0.015238	$—	$0.035721
April 1-30, 2015	May 1, 2015	$0.049315	$0.014747	$—	$0.034568
May 1-31, 2015	June 1, 2015	$0.050959	$0.015238	$—	$0.035721
June 1-30, 2015	July 1, 2015	$0.049315	$0.014747	$—	$0.034568
July 1-31, 2015	August 3, 2015	$0.050959	$0.015238	$—	$0.035721
August 1-31, 2015	September 1, 2015	$0.050959	$0.015238	$—	$0.035721
September 1-30, 2015	October 1, 2015	$0.049315	$0.014747	$—	$0.034568
October 1-31, 2015	November 2, 2015	$0.050959	$0.015238	$—	$0.035721
November 1-30, 2015	December 1, 2015	$0.049315	$0.014747	$—	$0.034568

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: January 29, 2016	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title	Vice President, Treasurer and Chief Accounting Officer